UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

Date of Filing: September 18, 2009

CHINA GREEN CREATIVE, INC.

(Exact name of registrant as specified in charter)

Nevada	333-147084	83-0506099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24th Floor, Unit 03, Great China International Exchange Square No. 1 Fuhua Rd. Futian District, Shenzhen, Guangdong Province, China 518034	518034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: + 86-755-23998799

NA

 (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "our company believes," "management believes" and similar language.  These forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under “Description of Business" and "Management's Discussion and Analysis", including under the heading “– Risk Factors”.  Our actual results may differ materially from results anticipated in these forward-looking statements.  We base our forward-looking statements on information currently available to us, and we assume no obligation to update them.  In addition, our historical financial performance is not necessarily indicative of the results that may be expected in the future and we believe that such comparisons cannot be relied upon as indicators of future performance.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 18, 2009, the Company closed the Agreement for Share Exchange referenced in the Form 8-K filed with the Securities and Exchange Commission on June 2, 2009 (the Share Exchange”).  Pursuant to the Share Exchange, the Company acquired 100% of the equity ownership of Plenty Fame Holding, Ltd., a British Virgin Islands company (“Plenty”) in exchange for 277,785,000 newly-issued shares of its common stock.

Description of Business

Corporate Information

China Green Creative, Inc., a Nevada Corporation, was incorporated on August 17, 2006, with a fiscal year end of June 30 under the name of Glance, Inc.  We changed our name to China Green Creative on January 21, 2009.  Until December 2008, the Company was involved in development and production of organic body-care lotions.  At that time, the Company had a change in ownership via a private stock sale of a majority of the common stock of the Company.

Business Overview

China Green Creative, Inc. is a distributor of consumer goods in China.  We source our selected products from factories in China and distribute them through our regional distributors according to market demand.  Further, in an effort to stay competitive, we change up our products and distribution strategies in China according to current economic conditions, consumer preference, government policy and social climate in the marketplace.  Our core competencies consist of providing cosmetics, herbal teas, sanitary napkins and body shaping underwear for our customers.   To keep up in such a competitive industry and to satisfy our customers, we often register a different brand name for our products as part of our marketing strategy (i.e. we now use “GENO 2” and “GENT” for our main product line).  Our products are sold primarily through regional distributors into the Beijing, Zhejiang Province and Heilongjiang Provinces.

Product Supplies

Due to high demand in the Chinese marketplace, our distribution focus on consumer products has allowed our Company to gain market share and achieve favorable profit margins.  Product selection is made only after our market research team conducts appropriate due diligence related to market demand and, after working with our regional distributors, determines the best strategy for moving forward.  Upon selection of each product type, we then source each product from the respective producers within the region.  Criteria for choosing producers include, but are not limited to the following:  reputation, product quality, price, trustworthiness, business track record, and expertise related to their production of the chosen product.  We also impose a quality control metric that ensures product safety in accordance with all required government standards.  Further, as an integral part of our products department, our product design team works tirelessly to ensure the highest innovation and quality in our packaging, logos and product descriptions.

Regional Distributors

Regional distributors are the downstream component in our value chain.  They act as our buyers and resell our products directly to the consumer.  We value our relationship with our distributors as they have their fingers on the pulse of the market, and best understand the consumer.  However, while the distributors are our clients, we also work closely with them as partners in an effort to obtain valuable market information that assists us in our supply chain management.  In our expansion efforts, we are constantly seeking out new distributors who can help us break into untapped markets that are sound business opportunities.  We rely heavily on our research department, vendors, business associates, customers and friends to locate and invite regional distributors to build our distribution network.  Further, we choose our regional distributors based on a number of criteria, including:

•

The size of the distributors network in their immediate market

•

The distributor’s ability to market new brands and products within that market

•

The distributor’s operating and logistical strength within the market

•

The distributor’s core competencies and types of products they are already distributing

•

The distributor’s financial strength

Product Delivery

To save time, transportation and storage costs, our suppliers ship our products directly to our regional distributors.  In a case where there is a product return or defect, the regional distributors return the goods upon our confirmation and approval.

Marketing and Sales

We rely heavily on our regional distributors to market and promote both our brands and our products.  Our distributors deliver our products directly to the local retail shops, and we monitor our sales performance and market information through our distributor’s activities.  Occasionally, we conduct our advertising and promotional campaigns directly through our distributors.

Employees

As of June 30, 2009, we had 30 employees in five departments, namely product, finance and accounting, logistics, market research and administration departments.

Competition

We are in a highly competitive industry. We compete with other distributors in our region, and also complete with vendors who sell similar products direct.

We compete with other distributors and vendors in following areas:

▪

Product Quality and Cost

The Chinese consumer products market is a very price sensitive market. As products are similar and information flow is efficient, product quality and associated costs often dictate the lifespan of a product. We compete with our competitors in sourcing good and cost efficient suppliers, quality control, keeping costs to a minimum, and in the safety precautions taken to keep employees and customers safe.

▪

Product Presence and Availability

We compete with other players in the industry for the number of retail shops and for market share within the distribution network. The larger the number of retail shops, the higher the penetration of the market and brand awareness. We need to ensure our regional distributors have a sizeable distribution network in each region so we can maintain our market share, penetration and exposure. Further, we work with our distributors to ensure adequate and timely delivery to each region in which we are selling our products in order to maintain a competitive market position.

▪

Brand Awareness

The Chinese consumer is a brand-name consumer.  As such, we are constantly competing primarily on a brand recognition basis.  Maintaining brand recognition and awareness is vital to our short term strategy and long term survival.

Growth Strategies

To ensure our continuous success, we are planning to implement the following strategies:

1. Expansion of our Distribution Network

We are currently only selling our products in the Beijing, Zhejiang and Heilongjiang Provinces. We plan to expand our distribution network into more provinces by assigning distributors into every one to two provinces in China. By working with more regional distributors, we can expand our geographic coverage to grow our customer base. The larger customer base should increase both our product offerings and our revenues. Further, the increase in order quantities with suppliers will cut our costs significantly due to discounts from the larger order quantities.

2. Development of Direct Sales Channel

In addition to our traditional distribution network, we plan to implement a direct sales channel through internet sales. By implementing an online direct sales channel, we can sell our products into regions not yet covered by our distributors. Also, we can secure our sales in the areas in case of distributor non-performance.  Chinese consumers account for the largest online consumer base in the world. We believe our online distribution strategy will help us hedge against the risks of distributor failure and further grow our customer base in China.

3. Strengthening our Brand Awareness

In the past, we have relied heavily on our distributors to market our products and build brand awareness.  Going forward, building brand awareness will be vital to our success in building our distribution network and in expanding our customer base.  Further, as the Chinese customer learns and earns, brand awareness is at the forefront of their minds.  Accordingly, we plan to put more time, effort and money into our research and development in an effort to improve product packaging, design, brand management and advertising.

Government Regulation

Regarding distribution of consumer goods, the Chinese government and PRC laws do not require any special and/or additional approvals, permissions or any other qualifications except for the relevant business license.

However, for some of our product offerings, the Chinese government may impose certain regulations on the production, distribution and sales. As such, we will only select suppliers and distributors who are in compliance with all laws and regulations as required by the Chinese government, and who possess all required licenses, permits and approvals as is necessary and required to do business in China.

Further, the income tax rate on companies in China may vary depending on the availability of preferential tax treatment or subsidies based on the industry or location. The current maximum corporate income tax rate is 25%.

Properties

The Company has one executive office in Jiangxi Province, China. The following table summarizes the location of real property the Company owns or leases:

Item	Address	Leased/Owned
1	No. 9 Zhongduan, Fenghuang Mountain Development Zone, Anyi County, Jiangxi Province, China	Owned

The ownership of land use to the right of item 1 will expire in 2068 at which time the land use right will usually be available for renewal.

Intellectual Property

The Company has the rights to the trademark “GENO 2”, “GENT”, “GEN’S”, “GENTEN” and “GEN+ME”.

Legal Proceedings

We are not a party to any legal proceedings.

Sarbanes-Oxley Act Section 404 Compliance

Currently we have not implemented the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. Since we are not in compliance with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

MANAGEMENT’S DISCUSSION & ANALYSIS

Results of Operations

Three Months Ended March 31, 2009 as Compared to Three Months Ended March 31, 2008

The following table summarizes the results of our operations during the three-month period ended March 31, 2009 and 2008, and provides information regarding the dollar and percentage increase or (decrease) from the three-month period ended March 31, 2009 to the three-month period ended March 31, 2008.

	Three months ended
	March 31,			%
	2009	2008	Increase	increase
Revenue	$1,286,753	$0	1,286,753	-
Cost of Sales	331,640	0	331,640	-
Gross Profit	955,113	0	955,113	-
General and Administrative Expenses	112,757	43,668	69,089	158%
Selling and Distribution Expenses	369,030	0	369,030	-
Total Operating Expenses	481,787	43,668	438,119	1003%
Profit from Operation	473,326	(43,668)	516,994	-
Interest Expense	45,698	10,478	35,220	336%
Profit before Income Tax	427,628	(54,146)	481,774	-
Provision for Taxes	124,647	(13,536)	138,183	-
Net Profit (Loss)	302,981	(40,610)	343,591	-

Revenues

Sales revenue increased from $0 for the three-month period ended March 31, 2008 to $1,286,753 for same period of the year of 2009, an increase of 1,286,753.

The Company had had no sales activities for the three-month period ended Mar 31, 2008 and started to sell their products in the second quarter of 2008. Sales revenue for the three-month period ended March 31, 2009 was equal to the increase in revenue when comparing the first quarters of both 2008 and 2009.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the three-month period ended March 31, 2009 was $331,640, an increase of $331,640 compared to $0 of the same period in 2008. The Company had had no sales activities for the three-month period ended Mar 31, 2008 and started to sell their products in the second quarter of 2008. Thus cost of good sold for the three-month period ended March 31, 2009 was equal to the increase in COGS comparing the first quarters of both 2008 and 2009.

Our gross profit is $955,113 and gross profit as a percentage of revenue was 74% for the first quarter of 2009.

General and Administrative

General and administrative expenses increased from $43,668 for the first quarter of 2008 to $112,757 for the same period of 2009, an increase of 69,089, or 158%. The increase in general and administrative expenses in the first quarter of 2009 compared to that of the same period of 2008 was primarily due to the expansion of operation and sales activity commenced from second quarter of 2008, which led to the increase in office expenses, traveling expenses. The general and administrative expenses for the three-month period ended March 31, 2009 mainly consisted of office expenses, traveling expenses and depreciation.

Selling and Distribution

Selling and distribution expenses increased from $0 from the first quarter of 2008 to $369,030 for the same period of 2009. The Company had had no sales activities for the three-month period ended Mar 31, 2008 and started to sell their products in the second quarter of 2008. Thus, selling and distribution expenses for the three-month period ended March 31, 2009 was equal to the increase in selling and distribution expenses comparing the first quarters of both 2008 and 2009.  The selling and distribution expenses for the three-month period ended March 31, 2009 mainly consisted of marketing expenses and design fee.

Income Before Income Tax and Income Taxes Expenses

Income before income tax was $427,628 for the first quarter of 2009 compared to a loss of $54,146 for the same period of 2008, representing an increase of $481,774. The increase in the operating income before tax was due to the increase in sales revenue for the first quarter of 2009.

Provision for taxation for the first quarter of 2009 was $124,647, compared to $(13,536) for the same period of 2008. The Company’s effective tax rate for the year of 2008 was 29%.

Net Profit

Net profit for the first quarter of 2009 was $302,981, representing an increase of $343,591 from the same period in 2008. The increase of net profit was mainly due to the increase in sales revenue. Net margin for the first quarter of 2009 was 24%

Results of Operations

Three Months Ended June 30, 2009 as Compared to Three Months Ended June 30, 2008

The following table summarizes the results of our operations during three months period ended June 30, 2009 and 2008, and provides information regarding the dollar and percentage increase or (decrease) from the three-month period ended June 30, 2009 to the three-month period ended June 30, 2008.

	Three Months ended
	June 30,			%
	2009	2008	Increase	increase
Revenue	$4,611,993	$149,623	4,462,370	2982%
Cost of Sales	853,540	70,854	782,686	1105%
Gross Profit	3,758,453	78,769	3,679,684	4671%
General and Administrative Expenses	470,468	159,681	310,787	195%
Selling and Distribution Expenses	615,935	13,783	602,152	4369%
Total Operating Expenses	1,086,403	173,464	912,939	526%
Income from Operation	2,672,050	(94,695)	2,766,745	-
Other Expenses	3,140	0	3,140	-
Interest Expense	25,830	10,990	14,840	135%
Profit before Income Tax	2,643,080	(105,685)	2,748,765	-
Provision for Taxes	804,528	(13,905)	818,433	-
Net Profit (Loss)	1,838,552	(91,780)	1,930,332	-

Revenues

Sales revenue increased from $149,623 for the three months period ended June 30, 2008 to $4,611,993 for the same period of 2009, representing an increase of 4,462,370 or 2982% to the three months period ended June 30, 2008.

The increase in revenue was mainly due to the introduction of new products, lingerie products and cosmetic which were highly accepted by customers in the period.

Cost of goods sold and gross profit

Cost of goods sold for the three months ended June 30, 2009 was $853,540, an increase of $782,686 or 1105% compared to $70,854 of the same period in 2008. The increase of cost of goods sold for the three month period ended June 30, 2009 as compared that of 2008 was a result of increase in sales.

Our gross profit increased $3,679,684, or 4671%, to $3,758,453 for the three months ended June 30, 2009 from $78,769 for the same period in 2008. Gross profit as a percentage of revenue was 81% for the second quarter of 2009, an increase of 28% from 53% for the same period in 2008. Such increase was mainly due to the introduction of new products, lingerie products and cosmetic which had higher profit margin.

General and Administrative

General and administrative expenses increased from $159,681 for the second quarter of 2008 to $470,468 for the same period in 2009, or an increase of 310,787.

The increase in general and administrative expenses in the second quarter of 2009 compared to that of 2008 was primarily due to the expansion of operation which led to the increase in office expenses and traveling expenses. The general and administrative expenses for the first six months of 2009 mainly consisted of traveling, office expenses and depreciation.

Selling and Distribution

Selling and distribution expenses increased from $13,783 for the second quarter of 2008 to $615,935 for the same period of 2009, or an increase of 602,152.

The increase in the selling and marketing expenses is primary due to the expansion of marketing activities and increase of product types. The increase of selling effort has increased the marketing expenses and design expenses for the first six months of 2009. The selling and distribution expenses for the first six months of 2009 mainly consisted of marketing expenses and design expenses.

The increase in the selling and marketing expenses is primary due to the expansion of marketing activities and increase of product types. The increase of selling effort has increased the marketing expenses and design expenses for the second quarter of 2009. The selling and distribution expenses for the second quarter of 2009 mainly consisted of marketing expenses and design expenses.

Income Before Income Tax and Income Taxes Expenses

Income before income tax was $2,643,080 for the second quarter of 2009 compared to a loss of $105,685 for the same period of 2008, representing an increase of $2,748,765. The increase was mainly due to the increase in revenue because of the introduction of new products, lingerie products and cosmetic which were highly accepted by customers in the period.

Provision for taxation for the second quarter of 2009 was $804,528, compared to $(13,905) for the second quarter of 2008. The Company’s effective tax rate for the six months period ended June 30, 2009 was 30%.

Net Income

Net income for the three months period ended June 30, 2009 was $1,838,552, representing an increase of $1,930,322 from the net profit for the same period in 2008. The increase was mainly due to the increase in revenue and hence net income because of the introduction of new products, lingerie products and cosmetic customer which were highly accepted by customers.  Net margin for the second quarter of 2009 was 40%

Results of Operations

Six Months Ended June 30, 2009 as Compared to Six Months Ended June 30, 2008

The following table summarizes the results of our operations during six months period ended June 30, 2009 and 2008, and provides information regarding the dollar and percentage increase or (decrease) from the six-month period ended June 30, 2009 to the six-month period ended June 30, 2008.

	Six Months ended
	June 30,			%
	2009	2008	Increase	increase
Revenue	$5,898,746	$149,623	5,749,123	3842%
Cost of Goods Sold	1,185,180	70,854	1,114,326	1573%
Gross Profit	4,713,566	78,769	4,634,797	5884%
General and Administrative Expenses	583,225	203,349	379,876	187%
Selling and Distribution Expenses	984,965	13,783	971,182	7046%
Total Operating Expenses	1,568,190	217,132	1,351,058	622%
Income from Operation	3,145,376	(138,363)	3,283,739	-
Other Income (expense)	(3,140)	-	(3,140)	-
Interest Income (expense)	(71,528)	(21,468)	(50,060)	233%
Income before Income Tax	3,070,708	(159,831)	3,230,539	-
Provision for Taxes	929,175	(27,441)	956,616	-
Net income	2,141,533	(132,390)	2,273,923	-

Revenues

Sales revenue increased from $149,623 for the six months period ended June 30, 2008 to $5,898,746 for the same period of 2009, an increase of 5,749,123 or 3842% to the six months period ended June 30, 2008.

The increase in revenue was mainly due to the introduction of new products, lingerie products and cosmetic which were highly accepted by customers in the period.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the six months ended June 30, 2009 was $1,185,180, an increase of $1,114,326 or 1573% compared to $70,854 of the same period in 2008. The increase of cost of good sold for the six month period ended June 30, 2009 as compared that of 2008 was a result of increase in sales.

Our gross profit increased $4,634,797, or 5884%, to $4,713,566 for the six months ended June 30, 2009 from $78,769 during the same period in 2008. Gross profit as a percentage of revenue was 80% for the first six months of 2009, an increase of 27% from 53% for the same period in 2008. Such increase was mainly due to the introduction of new products, lingerie products and cosmetic which had higher profit margin.

General and Administrative

General and administrative expenses increased from $203,349 in the first six months of 2008 to $583,225 for the same period in 2009, or an increase of 379,876.

The increase in general and administrative expenses in the first six months of 2009 compared to that of 2008 was primarily due to the expansion of operation which led to the increase in office expenses and traveling expenses. The general and administrative expenses for the first six months of 2009 mainly consisted of traveling, office expenses and depreciation.

Selling and Distribution

Selling and distribution expenses increased from $13,783 in the first six months of 2008 to $984,965 in the same period of 2009, or an increase of 971,182.

The increase in the selling and marketing expenses is primary due to the expansion of marketing activities and increase of product types. The increase of selling effort has increased the marketing expenses and design expenses for the first six months of 2009. The selling and distribution expenses for the first six months of 2009 mainly consisted of marketing expenses and design expenses.

Income Before Income Tax and Income Taxes Expenses

Income before income tax was $3,070,708 for the first half of 2009 compared to a loss of $159,831 for the same period of 2008, representing an increase of $3,230,539. The increase was mainly due to the increase in revenue because of the introduction of new products, lingerie products and cosmetic which were highly accepted by customers in the period.

Provision for taxation for the first six months of 2009 was $929,175, compared to $(27,441) for the first six months of 2008. The Company’s effective tax rate for the six months period ended June 30, 2009 was 30%.

Net Income

Net income for the six months period ended June 30, 2009 was $2,141,533, representing an increase of $2,273,923 from the net income for the six months period ended June 30, 2008. The increase was mainly due to the increase in revenue and hence net income because of the introduction of new products, lingerie products and cosmetic customer which were highly accepted by customers.  Net margin for the first six months of 2009 was 36%

Results of Operations

Year Ended December 31, 2008 as Compared to Year Ended December 31, 2007

The following table summarizes the results of our operations during the one year period ended December 31, 2008 and 2007, and provides information regarding the dollar and percentage increase or (decrease) from the one-year period ended December 31, 2008 to the one-year period ended December 31, 2007.

	Year ended
	December 31,			%
	2008	2007	Increase	increase
Revenue	$859,110	$0	859,110	-
Cost of Sales	336,237	0	336,237	-
Gross Profit	522,873	0	522,873	-
General and Administrative Expenses	450,344	210,484	239,860	114%
Selling and Distribution Expenses	368,889	0	368,889	-
Total Operating Expenses	819,233	210,484	608,749	289%
Loss from Operation	296,360	210,484	85,876	41%
Other Income (expense)	2,159	0	2,159	-
Interest Income (expense)	(112,832)	(39,450)	(73,382)	186%
Loss before Income Tax	407,033	249,934	157,099	63%
Provision for Taxes	(101,758)	(62,484)	(39,274)	63%
Net Loss	305,275	187,450	117,825	63%

Revenues

Sales revenue increased from $0 for the year of 2007 to $859,110 for the year of 2008, an increase of 859,110.

The increase in revenue was due to the Company started sales activities in the year of 2008.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the year ended December 31, 2008 was $336,237, an increase of $336,237 compared to $0 of the same period in 2007. The increase of cost of good sold for the year of 2008 as compared that of 2007 was a result of the Company started to sell their products in 2008.

Our gross profit for the year of 2008 is $522,873 and gross profit as a percentage of revenue was 61% for the year of 2009.

General and Administrative

General and administrative expenses increased from $210,484 in the year of 2007 to $450,344 in the year of 2008, or an increase of 239,860, or 114%. The increase in general and administrative expenses in the year of 2008 compared to that of 2007 was primarily due to the expansion of the business. The general and administrative expenses mainly consisted of staff cost, office expenses, depreciation and consultancy expenses.

Selling and Distribution

Selling and distribution expenses, increased from $0 for the year ended December 31, 2007 to $368,889 for the year of 2008. The increase in the selling and distribution expenses is primarily due to the start of sales activities in the year of 2008. The selling and distribution expenses for the year of 2008 mainly consisted of advertising fee, design expenses and transportation costs.

Loss Before Income Tax and Income Taxes Expenses

Loss before income tax was $407,033 for the year of 2008 compared to $249,934 for the year of 2007, representing an increase of $157,099. The increase in loss was due to the expansion of the operation, thus increase in overhead costs that have not been covered by the increased gross profit loss as the size of operation is still small.

Provision for taxation for the year of 2008 was $ (305,275), compared to $(62,484) for the year ended December 31, 2007. The Company’s effective tax rate for the year of 2008 was 25%.

Net Loss

Net loss for the year of 2008 was $305,275, representing an increase of $117,825 from that for the year of 2007. The increase was mainly due to the increase in overhead costs which could not be covered increased gross profit. The operation of the business in the year of 2008 is still small that could not cover all the overhead costs.

Liquidity and Capital Resources

Cash

As of June 30, 2009, the Company had $693,155 of cash and cash equivalents as compared to $6,768 at of December 31, 2008. The increase was mainly attributable to net cash received from sales activities. The cash is mainly used for operating cash.

Cash Flow

	Six months ended June 30
	2009	2008
Net cash from operating activities	$2,862,894	$(479,255)
Net cash used in investing activities	$(317,889)	$(6,114)
Net cash provided by financing activities	$(1,859,681)	$491,971
Net increase in cash	$693,155	$3,651

Cash inflows from operations during the six months ended June 30, 2009 amounted to $2,862,894 as compared to net cash outflow from operations of $479,255 for the six months ended December 31, 2008.  The increase in cash inflow was due primarily to increase in our sales revenue.

Our cash outflows used in investing activities during the six months ended June 30, 2009 amounted to $317,889 as compared to the net cash used in investing activities amounted to 6,114 during the six months ended December 31, 2008. During the six months ended June 30, 2009, we purchased equipment to expanse our sales activities.

Our cash outflows used in financing activities amounted to $1,859,681 in the six months ended June 30, 2009 as compared to cash inflows of $491,971 from financing activities in the six months period ended December 31, 2008. The increase in cash outflow was primarily due to the repayment of loans from related parties and other borrowings.

Working Capital

As of June 30, 2009, the Company had a deficit of $791,281 of working capital as compared to a deficit of $2,510,341 at of December 31, 2006. The increase of working capital was primarily due to the increase of accounts receivable, cash and cash equivalent and reduction of loans.

We currently generate our cash flow through our operations. We believe that our cash flow generated from operations will be sufficient to sustain operations for at least the next 12 months.

Risk Factors

Risks Related To Our Business

To Maximize Our Potential For Future Growth And Achieve Our Expected Revenues, We Need To Manage Growth In Our Current Operations.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sourcing, market research and marketing operations. This expansion will place a significant strain on our management and on our operational, accounting, and information systems. We expect that as we continue to grow we will need to improve our financial controls, operating procedures, and management information systems to handle increased operations. We will also need to effectively train, motivate, and manage our employees. Failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We Cannot Guarantee That Our Organic Growth Strategy Will Be Successful.

One of our growth strategies is to grow organically by increasing the distribution and sales of our products in new provinces and regions within China. However, many obstacles to entering new provinces exist, such as the costs associated with entering into new markets, developing and implementing effective marketing efforts, cultural differences and differences in provincial government policies. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to successfully implement our organic growth strategy may have a negative impact on our growth strategy and on our future financial condition, results of operations or cash flows.

We Cannot Assure You That Our Acquisition Growth Strategy Will Be Successful.

In addition to our organic growth strategy we also expect to grow through strategic acquisitions.  We cannot assure you that our acquisitions we be successful or that we will have the funds to pursue any acquisitions.

If We Are Not Able To Implement Our Strategies To Achieve Our Business Objectives, Our Business Operations And Financial Performance May Be Adversely Affected.

Our business plan and growth strategy is based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

If We Need Additional Capital To Fund Our Growing Operations, We May Not Be Able To Obtain Sufficient Capital And May Be Forced To Limit The Scope Of Our Operations.

As we implement our growth strategies, we may experience increased capital needs and we may not have enough capital to fund future operations without additional capital investments. Our capital needs will depend on numerous factors, including (1) our profitability; (2) the release of competitive products by our competition; (3) the level of our investment in marketing research and development; and (4) the amount of our capital expenditures. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to:

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reduce our investments in marketing research;

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limit our marketing efforts; and

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decrease or eliminate capital expenditures

Such reductions could have a material adverse affect our business and our ability to compete. Even if we do find a source of additional capital, we may not be able to negotiate acceptable terms and conditions for receiving the additional capital. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We Depend On Third Parties To Supply Products, Any Adverse Changes In Such Supply Or The Costs Of Products May Adversely Affect Our Operations.

We currently obtain our products from third parties. The supply of these products can be adversely affected by any material change in the economical and political conditions in China, which may, in turn, result in increased costs to purchase these products.

We Depend On Third Parties to Supply Products, and Any Failure of Our Products In Compliance With Safety Requirements Set By Government May Adversely Affect Our Results from Operations.

We currently obtain our products from third parties. We may fail to ensure the supplied goods to be compliance with safety regulation and rules set by government, which may, in turn, results in losing our customers and region distributors which would adversely affect our revenues and stockholder value.

A Significant Portion Of Our Sales Are Derived From A Limited Number Of Customers, And Results From Operations Could Be Adversely Affected And Stockholder Value Harmed If We Lose Any Of These Customers.

Historically, a significant portion of our revenues have been derived from a limited number of customers. The loss of any of these significant customers would adversely affect our revenues and stockholder value.

Intense Competition From Existing And New Entities May Adversely Affect Our Revenues And Profitability.

We compete with other companies, many of whom are developing, or can be expected to develop, strategy similar to ours. Some of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to create greater brand awareness for our brand name so that we can successfully compete with our competitors. We cannot guarantee that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

We Depend On Our Key Management Personnel And The Loss Of Their Services Could Adversely Affect Our Business.

Our future success is dependent upon the continued service of our management. We rely on their industry expertise and experience in our business operations, and in particular, their business vision, management skills, and working relationships with our employees, many of our regional distributors and suppliers in our network. We do not maintain key-man life insurance for our management.  If our management is unable or unwilling to continue in their present positions or if they join a competitor or form a competing company, we may not be able to replace them easily or at all. As a result, our business and growth prospects may be severely disrupted if we lose any of our management’s services.

We May Incur Significant Costs To Ensure Compliance With U.S. Corporate Governance And Accounting Requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission and the NASDAQ OTCBB. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We May Have Difficulty Raising Necessary Capital To Fund Operations As A Result Of Market Price Volatility Of Our Shares Of Common Stock.

If our growth strategies are successful, we may require additional financing to continue to develop and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain equity financing through debt and equity or other means. In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performance, underlying asset values or prospects of such companies.

For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. Such volatility may make it more difficult to find investors willing to invest in our common stock, or to negotiate equity financing or terms that are acceptable to us.

Risks Relating To The People's Republic of China

Currency Conversion And Exchange Rate Volatility Could Adversely Affect Our Financial Condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the People's Bank of China exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the People's Bank of China exchange rate according to market conditions. Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. Foreign Investment Enterprises are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including Foreign Investment Enterprises) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Most Of Our Assets Are Located In China; Any Dividends Of Proceeds From Liquidation Are Subject To The Approval Of The Relevant Chinese Government Agencies.

Our assets are predominantly located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

China’s Economic Policies Could Affect Our Business.

Substantially all of our assets are located in China and substantially all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China's economy has experienced a significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

We May Face Obstacles from the Communist System in the People's Republic of China.

Foreign companies conducting operations in The People's Republic of China face some political, economic and legal risks.

We May Have Difficulty Establishing Adequate Management, Legal and Financial Controls in The People's Republic of China.

The People's Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The People's Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because Our Assets and Operations are Located in China, You May Have Difficulty Enforcing Any Civil Liabilities Against Us Under the Securities and Other Laws of the United States or Any State.

We are a holding company, and all of our assets are located in the People's Republic of China. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the People's Republic of China would enforce:

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Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

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In original actions brought in the People's Republic of China, liabilities against us or non-residents predicated upon the securities laws of the United States or any state. Enforcement of a foreign judgment in the People's Republic of China also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The PRC Legal System Embodies Uncertainties, Which Could Limit Law Enforcement Availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 27 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Each of our PRC operating subsidiaries and affiliates is subject to PRC laws and regulations. However, these laws and regulations change frequently and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the industries in which we operate, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements with the government entities and other foreign investors.

Risks Related to Corporate and Stock Matters

The Limited Trading Volume in our Stock May Cause Volatility in the Market Price of our Common Stock.

Our common stock is currently traded on a limited basis on the OTCBB under the symbol, "GLCE.OB" The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years, such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

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investors may have difficulty buying and selling or obtaining market quotations

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market visibility for our common stock may be limited; and

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a lack of visibility for our common stock may have a depressive effect on the market for our common stock

Our Stock is a Penny Stock.  Trading of our Stock May Be Restricted by the SEC’s Penny Stock Regulations Which May Limit a Stockholder’s Ability to Buy and Sell our Stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA Sales practice Requirements May Also Limit a Stockholder’s Ability to Buy and Sell our Stock.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii)reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise. If we or our independent registered public accountants cannot attest our adequacy in the internal control measures over our financial reporting, as required by Section 404 of the U.S. Sarbanes-Oxley Act, for the fiscal year ended December 31, 2008, we may be adversely affected.

As a public company, we are subject to report our internal control structure and procedures for financial reporting in our annual reports on Form 10-K, as a requirement of Section 404 of the U.S. Sarbanes-Oxley Act of 2002 by the U.S. Securities and Exchange Commission (the "SEC"). The report must contain an assessment by management about the effectiveness of our internal controls over financial reporting. Moreover, the independent registered public accountants of our Company must attest to and report on management's assessment of the same. Even if our management attests to our internal control measures to be effective, our independent registered public accountants may not be satisfied with our internal control structure and procedures. We cannot guarantee the outcome of the report and it could result in an adverse impact on us in the financial marketplace due to the loss of investor confidence in the reliability of our financial statements, which could negative influence to our stock market price.

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Management of China Green has elected the following individuals to serve as Executives and Directors of the Company:

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Chen Xing Hua will serve as the President and as a Director of the Company

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Ye Xin Zhang, a current Director, will serve as the CEO and remain a Director of the Company

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Deng Lin will serve as the new CFO of the Company

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Chen Feng, the current CEO, CFO and a current Director, will remain a Director and resign from the positions of CEO and CFO.

Below is a summary of the Company’s Senior Executives and Directors:

Name	Age	Position
Chen Xing Hua	45	President and Director
Ye Xin Zhang	47	CEO and Director
Chen Feng	25	Director
Deng Lin	38	CFO

Management

Chen Xing Hua, age 45, is the President and director of the Company. Mr. Chen is in charge of business development of the company.  Mr. Chen has over 20 years of experience in manufacturing and factory operation management.  From 2001 to 2002, he was the President and General Manager of Shenzhen In - Tech Technology Co., Ltd., a manufacturer of auto parts, auto diagnosis and care systems. He was responsible for the firm’s strategic planning, operation and business development.  From 2002 to 2005, Mr. Chen was the Vice President of Golden Group Corporation, a Chinese producer of surveillance systems and consultancy services. From 2005 to 2006, he served as a director of China Security & Surveillance Technology, Inc, a company listed on the OTCBB. He was responsible for decision-making, operations management and marketing. From 2007 to 2008, he was the CEO of China Water and Drinks Inc, a company listed on the OTCBB focused on bottle water production and marketing. He was responsible for business development and overall operation of the company.  Mr. Chen officially announced that he was no longer the CEO of China Water & Drinks as of June 16, 2008.  Mr. Chen has been the Company’s President and Director since that time, and is responsible for overseeing the Company’s strategic business development. . Mr. Chen graduated from Jiangxi Technical Institute with a major in Industry and Civil Building Industry in 1984.

Deng Lin, age 38, is the Chief Financial Officer of the Company.  She has over 16 years of experience in accounting and finance. From 2007 to 2009, she was the Finance Manager of China Water & Drinks, Inc, a bottle water company listed on OTCBB. From 2001 to 2007, she served as the Vice General Manager, in charge of securities investment and daily operations, of Southern Taixin Investment Fund in China. From 1997 to 2001, Mrs. Lin was the Director’s Assistance and later the Finance Manager of Gansu Securities. She was the Senior Accountant of Lanzhou Branch of China Tai Group. Mrs. Lin graduated from the Lanzhou University of Finance & Economics with a major in Accounting & Finance in 1993. She is also an accountant and registered Financial Planner in China.

Beneficial Ownership

Below is a list of the beneficial ownership of the common stock held by officers and directors of the Company and each person known to us to own more than 5% of the outstanding stock of the Company

1. Chen Xing Hua

Title: President and Director

Total number of shares owned: 123,375,000 shares

Nature of ownership:

14,725,000 shares from 100% equity ownership of Han Sing Investments Incorporated

103,650,000 shares from 50% equity ownership of Lionhero Investments Limited

5,000,000 shares owned by his wife, Liu Ping

2. Deng Lin

Title: CFO

Total number of shares owned: 5,000,000 shares

Nature of ownership: 5,000,000 shares held directly

3. Ye Xin Zhang

Title: CEO and Director

Total number of shares owned: 103,650,000 shares

Nature of ownership:103,650,000 shares from 50% equity ownership of Lionhero Investments Limited

4. Chen Xiao Ming

Title: 5% or more shareholder

Total number of shares owned: 16,000,000

Nature of ownership:

5,000,000 shares held directly

11,000,000 shares under his wife’s name, Han Yishen

5. Han Yishen

Title: 5% or more shareholder

Total number of shares owned: 16,000,000

Nature of ownership:

11,000,000 shares held directly

5,000,000 shares under her husband’s name, Chen Xiao Ming

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of the business acquired

Exhibit 99.1-Financial Statements of Plenty Fame Holding Limited for the year ended December 31, 2008.

Exhibit 99.2-Financial Statements of Plenty Fame Holding Limited for the three months ended March

                   31, 2009.

Exhibit 99.3-Financial Statements of Plenty Fame Holding Limited for the six months ended June 30, 2008.

(b) Pro forma financial information

Exhibit 99.4-Unaudited Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN CREATIVE, INC.

/s/   Ye Xin Zhang

Name:  Ye Xin Zhang

Title: Chief Executive Officer

Dated: September 18, 2009